UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2015

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2015, the board of directors (the “Board”) of Realty Finance Trust, Inc. (the “Company”) approved the renewal of its amended and restated advisory agreement (the “Advisory Agreement”), dated as of December 20, 2013, by and among, the Company, Realty Finance Operating Partnership, L.P., the Company’s operating partnership (the “OP”), and Realty Finance Advisors, LLC, the Company’s advisor (the “Advisor”), as amended on April 24, 2015, for an additional one-year term expiring December 20, 2016.

On June 23, 2015, the Company entered into an amendment to the Advisory Agreement amending Section 10(d) thereof. The description of the amendment above is a summary and is qualified in its entirety by the terms of the amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2015, the Company, through its indirect wholly-owned subsidiary, RFT JPM Loan, LLC (the “Seller”), entered into Amendment No. 1 to the Uncommitted Master Repurchase Agreement (the “JPM Repo Facility”) entered into by the Seller and JPMorgan Chase Bank, National Association on June 18, 2014.  The amendment to the JPM Repo Facility raises the maximum amount of advances allowed under the JPM Repo Facility from $150.0 million to $250.0 million between June 23, 2015 and September 29, 2015.  The amendment to the JPM Repo Facility also sets a floor for the definition of the LIBOR index rate at 0.0%.  All other material terms of the JPM Repo Facility remain unchanged.

The description of the amendment above is a summary and is qualified in its entirety by the terms of the amendment which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2015, the Board appointed Peter M. Budko, currently the Company’s chief executive officer, to serve as the Company’s chairman of the Board, effective as of that same date. There are no related party transactions involving Mr. Budko that are reportable under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 17, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on (i) the election of Peter M. Budko, Elizabeth K. Tuppeny and Dr. Robert J. Froehlich to the Board for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders elected all three nominees for director and ratified the appointment of KPMG.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
Peter M. Budko	10,709,453.265 (95.20%)	120,673.958 (1.07%)	419,880.010 (3.73%)
Elizabeth K. Tuppeny	10,708,008.545 (95.18%)	113,613.464 (1.01%)	428,385.224 (3.81%)
Dr. Robert J. Froehlich	10,724,918.104 (95.33%)	89,360.972 (0.79%)	435,728.157 (3.87%)

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
10,753,091.169 (95.58%)	97,672.569 (0.87%)	399,243.495 (3.55%)

There were no broker non-votes. No other proposals were submitted to a vote of the Company’s stockholders.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Advisory Agreement, dated June 23, 2015, by and among the Company, the Advisor and the OP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

Date: June 23, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer